Exhibit (C)(3)

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Project Tropics: Fairness opinion materials August 28, 2020

C O N F I D E N T I A L This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. Changes to Interbank Offered Rates (IBORs) and other benchmark rates: Certain interest rate benchmarks are, or may in the future become, subject to ongoing international, national and other regulatory guidance, reform and proposals for reform. For more information, please consult: https://www.jpmorgan.com/global/disclosures/interbank_offered_rates IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is the marketing name for the Corporate and Investment Banking activities of JPMorgan Chase Bank, N.A., JPMS (member, NYSE), J.P. Morgan PLC authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority) and their investment banking affiliates. P R O J E C T T R O P I C S

C O N F I D E N T I A L Agenda Page 1 Situation overview 1 2 Valuation analysis 5 3 Appendix 12 P R O J E C T T R O P I C S

CONFIDENTIAL

Papaya – Public market overview

LTM stock price chart and recent key events



Papaya
NBI[1]
S&P 500
150%
100%
50%
0%
(50)%
(100)%
Aug-19
Oct-19
Dec-19
Feb-20
Apr-20
Jun-20
Aug-20
+29.9%
+21.4%
(37.7%)
09/13/19: FDA Allergenic Products Advisory Committee votes to support the use of Palforzia for peanut allergy
11/06/19: Announces third quarter 2019 financial results
02/05/20: Licenses exclusive WW rights to Xencor's XmAb7195 for development of next-gen food allergy treatments and announces $200mm equity investment by Mango
07/21/20: Publishes full results of pivotal Phase 3 European ARTEMIS trial
03/13/20: Announces data suggesting increased desensitization, improved tolerability and continued immunomodulation after 18-24 months of treatment
05/11/20: Announces first quarter 2020 financial results
11/08/19: New data presented at ACAAI highlights emotional impact of peanut allergies, shows importance of clinical history in identifying AR101-eligible patients, demonstrates consistent efficacy and safety of AR101 and indicates comparable clinical practice logistics to implement OIT and environmental allergy shots
01/31/20: FDA approves Palforzia as first treatment for peanut allergy
06/08/20: Two-year data shows on-going safety and efficacy and continued immunomodulation; patients are highly satisfied with the efficacy after 9 months
02/27/20: Announces fourth quarter and full year 2019 financial results
03/16/20: Announces first U.S. patients are being treated with newly-approved Palforzia, the first treatment for peanut allergy
07/30/20: Announces second quarter 2020 financial results

Source: Papaya Management, company website, company filings, FactSet, and research available to J.P. Morgan as of 08/27/20
[1] Nasdaq biotech index; [2] Based on intraday prices; [3] As of 6/30/20

Public market overview

$mm, except per share data	
Share price as of 08/27/20	$11.99
% of 52-week high	*32.4%*[2]
Diluted shares (mm)	72.3
Market value of equity	**$867**
Less: Cash	($318)[3]
Plus: Debt	139[3]
Firm value	**$688**

Street estimates (for reference only)

FYE 12/31	2020E	2021E	2022E
Revenue	$7	$101	$254
% growth	*NA*	*NM*	*152.7%*
EBIT	($275)	($204)	($77)
% margin	*NM*	*NM*	*NM*

Trading multiples	**2020E**	**2021E**	**2022E**
FV / Revenue	NM	6.8x	2.7x

Returns comparison

Returns	Papaya	NBI	S&P 500
1-month	(18.1%)	(5.3%)	7.6%
3-month	(29.9%)	0.7%	14.8%
6-month	(50.9%)	16.9%	17.0%
2020 YTD	(64.2%)	10.1%	7.9%
LTM	(37.7%)	29.9%	21.4%

1

PROJECT TROPICS

J.P.Morgan

CONFIDENTIAL

Mango – Public market overview

LTM stock price chart and recent key events



Mango[1]
NBI[2]
S&P 500
100%
75%
50%
25%
0%
(25%)
(50%)
(75%)
(100%)
Aug-19
Oct-19
Dec-19
Feb-20
Apr-20
Jun-20
Aug-20
+29.9%
+21.4%
+1.0%
09/09/19: Launches nutritional drink for oncology patients
09/26/19: Invests in Before Brands, an early childhood food allergy prevention company
11/25/19: Announces agreement with Caelus to develop microbiome-based food supplements
01/10/20: Announces development agreement with Codexis to advance therapeutic candidates, including CDX-7108 for GI disorder, towards clinical studies
02/05/20: Invests additional $200mm in Papaya
08/11/20: Announces partnership with Epitomee Medical to develop a novel weight loss and metabolic health product
07/30/20: Reports half-year 2020 results
11/06/19: Presents new data on human milk oligosaccharides in the management of cow's milk protein allergy
01/27/20: Acquires Zenpep from Allergan for an undisclosed amount, expanding medical nutrition business
02/04/20: Announces partnership with Valbiotis to develop TOTUM-63, a plant-derived active substance for type 2 diabetes
06/10/20: Announces acquisition of a majority stake in Vital Proteins, a leading collagen brand and a lifestyle and wellness platform offering supplements, beverages, and food products
08/18/20: Announces acquisition of IM HealthScience

Source: Company website, company filings, FactSet, and research available to J.P. Morgan as of 08/27/20
[1] Based on prices in CHF; [2] Nasdaq biotech index; [3] CHF to USD exchange rate as of 8/27/20; [4] Based on intraday prices; [5] As of 6/30/20

Public market overview

$mm[3], except per share data	
Share price as of 08/27/20	$121.12
% of 52-week high	*97.3%*[4]
Diluted shares (mm)	2,880.0
Market value of equity	**$348,817**
Less: Cash	(8,651)[5]
Plus: Net debt	42,204[5]
Plus: Minority interest	955[5]
Less: Investments in associates and JVs	(47,371)[5]
Firm value	**$335,954**

Street estimates (for reference only)

FYE 12/31	2020E	2021E	2022E
Revenue	$93,368	$95,122	$98,368
% growth	*(8.2%)*	*1.9%*	*3.4%*
EBIT	$16,455	$17,150	$17,931
% margin	*17.6%*	*18.0%*	*18.2%*
Trading multiples	**2020E**	**2021E**	**2022E**
FV / Revenue	3.6x	3.5x	3.4x
FV / EBIT	20.4x	19.6x	18.7x

Returns comparison

Returns	Mango	NBI	S&P 500
1-month	(0.3%)	(5.3%)	7.6%
3-month	8.7%	0.7%	14.8%
6-month	8.3%	16.9%	17.0%
2020 YTD	5.2%	10.1%	7.9%
LTM	1.0%	29.9%	21.4%

2

PROJECT TROPICS

J.P.Morgan

C O N F I D E N T I A L Transaction overview Current Mango offer (mm, except per share data) Metric $11.99 $34.50 Implied premium / (discount) to: Current as of 8/27/20 $11.99 0% 188% 30-day VWAP1 $13.84 (13%) 149% 3-month VWAP $16.05 (25%) 115% 6-month VWAP $15.95 (25%) 116% 52-week high2 $37.00 (68%) (7%) 52-week low2 $10.09 19% 242% Basic shares 65.5 65.5 Series A preferred 5.3 5.3 Options & RSUs (TSM) 1.6 4.6 Implied equity value $867 $2,598 Plus: Debt3 $139 $139 Less: Cash3 ($318) ($318) Implied firm value $688 $2,419 % absolute premium 252% Valuation multiples Metric Management CY24E Revenue $712 1.0x 3.4x Street (for reference only) CY24E Revenue $847 0.8x 2.9x Source: Company filings, Papaya Management, and FactSet; Market data as of 8/27/20 1 Based on trading days 2 52-week high and low based on intraday prices 3 Debt and cash balances as of 6/30/2020 3 P R O J E C T T R O P I C S

CONFIDENTIAL

Summary of key transaction terms

Key transaction terms

Term	Summary
Overview and Structure	■ Acquisition of 100% of the outstanding Papaya common stock on a fully-diluted basis by way of a cash tender offer followed by a back-end cash merger pursuant to Section 251(h) of the General Corporation Law of the State of Delaware.
Consideration	■ $34.50 per share in cash, which represents a 188% premium over Papaya's closing price of $11.99 on August 27, 2020. The offer represents an equity value of ~$2.6 billion and an enterprise value of ~$2.4 billion.
Financing	■ No financing conditions; transaction expected to be financed through cash-on-hand or existing credit facilities.
Key conditions to closing	■ The obligation of Merger Sub to consummate the offer is subject to satisfaction of customary closing conditions, including, among others: ■ Mango owning at least a majority of the Papaya common stock (calculated on a fully-diluted basis but excluding Mango's Series A Convertible Preferred Stock) following the tender offer (including Mango's existing common stock); ■ No material adverse effects (COVID-19 and regulatory developments, side effects and adverse events with respect to Papaya's products are not taken into account); and ■ Satisfaction of regulatory conditions (see below in "Efforts to Close / Regulatory Clearance")
Deal protection	■ Papaya is subject to customary non-solicitation provisions. ■ Fiduciary out permits Papaya to engage in discussions regarding unsolicited superior proposals and to withdraw its recommendation of the existing transaction, subject to Mango's right to re-negotiate prior to termination of the agreement or withdrawal of Papaya's recommendation. ■ Termination fee of $85 million, or ~3.25% of the equity value of the transaction, payable by Papaya to Mango if Papaya terminates to take a superior proposal or under other specific circumstances.
Termination provisions	■ Customary termination provisions.
Drop dead date	■ Drop dead date is December 31, 2020, which is automatically extended by one month if regulatory conditions have not been satisfied.
Other	■ Efforts to Close / Regulatory Clearance: Parties to use reasonable best efforts to consummate the transaction, subject to exceptions for burdensome conditions. Closing conditions include approvals required under HSR and other non-U.S. antitrust or foreign investment laws (to be determined and scheduled); CFIUS is not required. ■ Indemnification: Customary public company transaction with no indemnity or survival of representations.

Note: Merger agreement conditions based on latest draft arrangement agreement as of 8/27/20; subject to final negotiations

PROJECT TROPICS

4

J.P.Morgan

C O N F I D E N T I A L Agenda Page 1 Situation overview 1 2 Valuation analysis 5 3 Appendix 12 P R O J E C T T R O P I C S

CONFIDENTIAL

Overview of Papaya management projection assumptions

Key revenue assumptions by product and geography ($mm)

- Management has provided non-probability adjusted (for reference only) and probability-adjusted projections through 2035E
  - Management has guided JPM to evaluate the business on a probability-adjusted basis

			Peak revenue through 2035E ($mm)	
Product and geography	**Probability of success**	**Launch year**	**PTRS-adjusted**	**Non-PTRS adjusted**
Pediatric Palforzia (U.S.)	100%	2020	$1,041 in 2027E	$1,041 in 2027E
Pediatric Palforzia (EU royalty)	80%	2021	$112 in 2028E	$141 in 2028E
Adult Palforzia (U.S.)	63%	2024	$493 in 2031E	$783 in 2031E
Multi-nut (U.S.)	25%	2028	$573 in 2033E	$2,291 in 2033E
AIMab7195 (U.S.)	10%	2028	$88 in 2031E	$875 in 2031E

Other assumptions

Cost of goods sold and operating expenses

- Provided by management for all products, indications, and geographies through 2035E
- R&D: Assumes R&D admin, Other/Reserve, and 25% of R&D are not allocated to a product/indication
- SG&A: Assumes medical affairs, commercial S&M and G&A expenses are proportionally allocated to pediatric Palforzia (U.S.), adult Palforzia (U.S.) and Multi-nut (U.S.) product/indications based on the PTRS-adjusted revenues

Tax rate

- 25% U.S. tax rate and 15% EU tax rate
- Assumes U.S. federal NOL balance of $522.3mm as of 12/31/19, with $80.7mm subject to 382 limitation

Cash flow adjustments

- CapEx projections provided by management through 2035E
  - Near-term investment in a second source plant and additional investment in further building out the second source plant for a new potential product; maintenance CapEx thereafter
- D&A assumed to be 98% of CapEx
- NWC forecasted based on AR, inventory, AP and accrued liability basis provided by management
- SBC assumed to be $35mm in 2020 and grown at 3% annually thereafter

Other key assumptions

- Terminal growth rate assumed decline of 30%
- $125mm equity raise in 2021E at assumed $13.50 per share

Source: Papaya Management

PROJECT TROPICS

5

J.P.Morgan

CONFIDENTIAL

Summary of Papaya management financial projections

Non-probability adjusted – for reference only

Non-probability adjusted revenue ($mm)


Pediatric Palforzia (U.S.)
Pediatric Palforzia (EU)
Adult Palforzia (U.S.)
AIMab7195 (U.S.)
Multi-nut (U.S.)
$12
$84
$292
$516
$721
$981
$1,274
$1,483
$1,770
$2,445
$3,319
$4,051
$4,308
$4,317
$3,985
$3,408

	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Palforzia U.S.	$2	$69	$289	$505	$681	$814	$951	$1,041	$992	$938	$887	$842	$758	$644	$548	$411
Palforzia EU	$10	$15	$3	$11	$35	$63	$92	$79	$141	$97	$97	$92	$82	$70	$29	$14
Adult Palforzia (U.S.)	$0	$0	$0	$0	$5	$103	$230	$364	$490	$612	$737	$783	$674	$502	$427	$320
AIMab7195 (U.S.)	$0	$0	$0	$0	$0	$0	$0	$0	$37	$332	$655	$875	$852	$809	$769	$730
Multi-nut	$0	$0	$0	$0	$0	$0	$0	$0	$110	$467	$943	$1,458	$1,942	$2,291	$2,213	$1,933
% growth	NM	NM	NM	77%	40%	36%	30%	16%	19%	38%	36%	22%	6%	0%	(8%)	(14%)

Non-probability adjusted EBIT[1] ($mm)


Pediatric Palforzia (U.S.)
Pediatric Palforzia (EU)
Adult Palforzia (U.S.)
AIMab7195 (U.S.)
Multi-nut (U.S.)
Unallocated
($217)
($159)
($2)
$150
$207
$421
$616
$749
$838
$1,267
$1,853
$2,458
$2,727
$2,901
$2,760
$2,334

	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Palforzia U.S.	($200)	($152)	$47	$211	$340	$463	$579	$656	$653	$649	$646	$625	$573	$492	$415	$299
Palforzia EU	($6)	$25	$13	$11	$35	$63	$92	$79	$141	$97	$97	$92	$82	$70	$29	$14
Adult Palforzia (U.S.)	($0)	($10)	($16)	($18)	($68)	($32)	$39	$124	$232	$338	$452	$500	$439	$346	$322	$242
AIMab7195 (U.S.)	($4)	($12)	($25)	($30)	($43)	($17)	($16)	($15)	($28)	$125	$279	$514	$501	$472	$443	$416
Multi-nut	($1)	($4)	($8)	($15)	($27)	($38)	($50)	($53)	($89)	$133	$461	$818	$1,199	$1,573	$1,593	$1,392
Unallocated	($5)	($7)	($14)	($10)	($30)	($17)	($27)	($43)	($70)	($74)	($82)	($92)	($67)	($52)	($43)	($28)
% EBIT margin	NM	NM	NM	29%	29%	43%	48%	50%	47%	52%	56%	61%	63%	67%	69%	69%

6

J.P.Morgan

PROJECT TROPICS

Source: Papaya Management

Note: Growth rates greater than 100% shown as "NM"; FYE 12/31

[1] Excludes SBC

CONFIDENTIAL

Summary of Papaya management financial projections
Probability-adjusted


Probability-adjusted revenue ($mm)
Pediatric Palforzia (U.S.)
Pediatric Palforzia (EU)
Adult Palforzia (U.S.)
AIMab7195 (U.S.)
Multi-nut (U.S.)
Average street broker consensus (for reference only)
$12 $7
$81 $101
$291 $254
$514 $556
$712 $847
$930 $1,095
$1,170
$1,333
$1,445
$1,551
$1,730
$1,861
$1,819
$1,670
$1,470
$1,179
2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E
% growth
NM NM 77% 39% 31% 26% 14% 8% 7% 12% 8% (2%) (8%) (12%) (20%)


Probability-adjusted EBIT[1] ($mm)
Pediatric Palforzia (U.S.)
Pediatric Palforzia (EU)
Adult Palforzia (U.S.)
AIMab7195 (U.S.)
Multi-nut (U.S.)
Unallocated
Average street broker consensus (for reference only)
($217) ($275)
($160) ($204)
$11 ($77)
$163 $168
$275 $369
$435 $572
$604
$708
$753
$794
$901
$964
$964
$925
$830
$625
2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E
% EBIT margin
NM NM 4% 32% 39% 47% 52% 53% 52% 51% 52 % 52% 53% 55% 56% 53%

7

PROJECT TROPICS

Source: Papaya Management

Note: Growth rates greater than 100% shown as "NM"; FYE 12/31

[1] Excludes SBC

J.P.Morgan

C O N F I D E N T I A L Trading multiples Selected publicly traded commercial biopharma companies Revenue ($mm) Revenue growth FV / revenue Company Mkt cap. ($mm) Firm value ($mm) 2024E 2023E-2024E 2024E Papaya 867 688 847 52.4% 0.8x (Street) Papaya (Management – for 867 688 712 38.6% 1.0x reference only) 4,067 3,565 1,270 44.5% 2.8x 3,933 3,755 1,292 29.9% 2.9x 3,305 2,832 1,405 18.3% 2.0x 1,979 1,771 526 40.6% 3.4x 1,250 823 831 81.3% 1.0x 1,238 848 493 30.7% 1.7x 963 662 676 72.5% 1.0x Source: Company filings, Papaya Management and FactSet; Market data as of 8/27/20 Median: 40.6% Median: 2.0x Note: FYE 12/31 8 P R O J E C T T R O P I C S

CONFIDENTIAL

Papaya valuation summary

Equity value per share ($ in millions, except per share data)


For reference only[1]
For reference only[1]
52-week High / low[2]
Analyst price targets
Trading multiples
Transaction multiples
Discounted cash flow analysis
Excludes assumed future capital raise[3] – for reference only[1]
$37.00
$10.09
$66.00
$14.00
$34.50
$10.25
$61.75
$26.50
$34.00
$36.25
$25.00
$23.50
Current offer: $34.50
Current: (8/27/20) $11.99

52-week high/low	Analyst price targets	FV / Revenue	FV / Revenue	DCF analysis
		CY 2024E	CY + 5	Management Discount rate
		0.8x – 3.4x	2.5x – 6.5x	10.0% – 14.0%
		Management	Management	TGR
		$712	$712	(40.0%) – (20.0%)

Source: Company filings, Papaya Management, and FactSet; Market data as of 8/27/20

Note: Equity value per share figures rounded to the nearest $0.25 except 52-week high/low and analyst price targets; assumes basic shares of 70.7mm including conversion of series A preferred; assumes fully diluted shares outstanding including options and RSUs based on the treasury stock method; analysis assumes valuation date of 8/27/20 and net cash balance of $179.1mm as of 6/30/20 based on $318.1mm of cash and $139.0mm of debt as of 6/30/20

[1] Analyses marked as "for reference only" are illustrative and presented for informational purposes only; [2] 52-week high and low based on intraday prices; [3] Implied discounted cash flow analysis assuming Papaya forecasted equity raise of $125mm in 2021E at $13.50 per share is excluded

PROJECT TROPICS
9

J.P.Morgan

CONFIDENTIAL

Transaction multiples

Selected late clinical stage and recently approved biopharma transactions

Date	Target	Acquiror	Lead asset status / If mkted, yrs since approval	Firm value ($bn)	Equity value ($bn)	Revenue growth CY+4 to CY+5[1]	FV / Revenue CY+5[1]	FV / Revenue Peak[2]	Premiums[2] 1-day prior	Premiums[2] 20-day prior	Premiums[2] 52-wk high[3]	Peak EBIT margin (%)
09/16/19	Alder[4]	Lundbeck	PDUFA date of 02/21/20	$1.4	$1.5	63%	2.5x	1.1x	79%	85%	(1%)	87%
01/07/19	Loxo Oncology[2]	Eli Lilly	<1 year	$7.4	$8.0	63%	10.4x[2]	3.6x	68%	74%	24%	60%
12/03/18	Tesaro	GlaxoSmithKline	1 year	$4.9	$4.9	48%	2.6x	1.2x	182%[5]	80%[5]	(15%)[5]	39%
01/29/18	Ablynx[6]	Sanofi	BLA ready (US); Filed (EU)	$4.2	$4.7	66%	6.5x	4.2x	112%[7]	121%[7]	112%[7]	NA
07/21/16	Relypsa[8]	Galencia	< 1 year	$1.4	$1.5	64%	2.7x	0.8x	59%	77%	(10%)	75%
05/16/16	Anacor	Pfizer	< 1 year	$5.1	$5.5	18%	4.2x	2.3x	55%	49%	(35%)	65%
11/06/15	ZS Pharma[9]	Astrazeneca	PDUFA date 05/26/16	$2.5	$2.7	45%	3.1x	1.6x	55%[10]	68%[10]	41%[10]	61%
06/17/15	Kythera	Allergan	< 1 year	$2.0	$2.2	30%	4.0x	1.3x	24%	47%	24%	47%
03/30/15	Auspex	Teva	NDA ready	$3.2	$3.5	70%	4.7x	1.3x	42%	50%	16%	70%
07/16/12	Human Genome Sciences	GlaxoSmithKline	1 year	$3.3	$3.5	28%	3.0x	1.1x	99%	88%	(52%)	59%
Mean						**49%**	**4.4x**	**1.8x**	**77%**	**74%**	**10%**	**62%**
Median						**56%**	**3.5x**	**1.3x**	**64%**	**75%**	**8%**	**61%**

Source: Company filings, press releases, FactSet
Note: Multiples less than 0.0x and greater than 50.0x labeled as "NM"; CY+0 is based on announcement date relative to 9/30 (e.g. announcement date after 9/30, current year = CY+0)
[1] CY+4 and CY+5 revenue from target management financial projections provided in proxy filings
[2] For reference only
[3] 52-week high based on closing day prices
[4] Purchase price excludes $2 / per share from CVR, implied firm value with CVR is $1.6bn
[5] Based on unaffected date of 11/15/18
[6] EUR to USD exchange rate as of 1/29/18
[7] Based on unaffected date of 01/05/18
[8] Revenue includes partnership and collaboration revenues
[9] Revenue assumes a EU partnership
[10] Based on unaffected date of 09/09/15

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C O N F I D E N T I A L Papaya discounted cash flow analysis Probability-adjusted Free cash flow ($mm, except per share data) Management estimates ($ in millions) 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E Terminal Revenue $12 $81 $291 $514 $712 $930 $1,170 $1,333 $1,445 $1,551 $1,730 $1,861 $1,819 $1,670 $1,470 $1,179 $826 % growth NA NM NM 77% 39% 31% 26% 14% 8% 7% 12% 8% (2%) (8%) (12%) (20%) (30%) Gross profit $12 $74 $265 $474 $657 $868 $1,093 $1,244 $1,348 $1,431 $1,590 $1,705 $1,658 $1,514 $1,327 $1,061 $742 % margin 96% 91% 91% 92% 92% 93% 93% 93% 93% 92% 92% 92% 91% 91% 90% 90% 90% EBIT ($217) ($160) $11 $163 $275 $435 $604 $708 $753 $794 $901 $964 $964 $925 $830 $625 $437 % margin NM NM 4% 32% 39% 47% 52% 53% 52% 51% 52% 52% 53% 55% 56% 53% 53% EBIT (incl. SBC) ($252) ($196) ($26) $125 $235 $395 $562 $665 $709 $748 $854 $916 $914 $874 $777 $570 $381 % margin NM NM NM 24% 33% 42% 48% 50% 49% 48% 49% 49% 50% 52% 53% 48% 46% Less: Taxes1 $0 ($3) ($2) ($1) ($11) ($21) ($32) ($140) ($163) ($176) ($203) ($219) ($219) ($210) ($189) ($139) ($95) % effective tax rate 0% (2%) (7%) 1% 5% 5% 6% 21% 23% 24% 24% 24% 24% 24% 24% 24% 25% EBIAT ($252) ($200) ($28) $124 $224 $374 $530 $525 $546 $572 $652 $697 $695 $664 $588 $432 $287 Plus: D&A $5 $16 $13 $10 $7 $2 $2 $2 $2 $2 $2 $2 $2 $2 $2 $2 $2 Less: Capex ($5) ($16) ($13) ($10) ($7) ($2) ($2) ($2) ($2) ($2) ($2) ($2) ($2) ($2) ($2) ($2) ($2) Less: Change in NWC ($8) ($4) ($34) ($39) ($31) ($34) ($36) ($27) ($3) ($23) ($29) ($18) ($4) $15 $22 $42 $50 Plus: Other $0 $125 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 Unlevered FCF ($260) ($79) ($62) $85 $193 $340 $495 $498 $543 $549 $622 $679 $691 $679 $610 $474 $336 Sensitivity analysis ($mm, except per share data) Discount rate 10.0% 12.0% 14.0% Perpetuity growth rate (40.0%) (30.0%) (20.0%) (40.0%) (30.0%) (20.0%) (40.0%) (30.0%) (20.0%) Present value of Cash flows $2,386 $2,386 $2,386 $2,002 $2,002 $2,002 $1,687 $1,687 $1,687 Terminal value $149 $204 $297 $109 $149 $213 $81 $109 $154 Implied enterprise value $2,534 $2,590 $2,683 $2,111 $2,151 $2,215 $1,767 $1,796 $1,841 Plus: net cash $179 $179 $179 $179 $179 $179 $179 $179 $179 Implied equity value $2,713 $2,769 $2,862 $2,290 $2,330 $2,394 $1,947 $1,975 $2,020 Implied equity value per share $32.24 $32.86 $33.89 $27.49 $27.94 $28.66 $23.59 $23.91 $24.42 Implied premium to current price of $11.99 169% 174% 183% 129% 133% 139% 97% 99% 104% Terminal value analysis % value in cash flows 94% 92% 89% 95% 93% 90% 95% 94% 92% % value in terminal value 6% 8% 11% 5% 7% 10% 5% 6% 8% Source: Papaya Management, FactSet as of 8/27/20 11 P R O J E C T T R O P I C S Note: Assumes mid-period discounting convention, basic shares of 70.7mm including conversion of series A preferred, and fully diluted shares outstanding including options and RSUs based on the treasury stock method; analysis assumes valuation date of 8/27/20 and net cash balance of $179.1mm as of 6/30/20 based on $318.1mm of cash and $139.0mm of debt as of 6/30/20; assumes a $125mm equity raise in 2021E at $13.50 per share; FYE 12/31; negative margins or growth percentages greater than 100% labeled as “NM” 1 Includes impact of NOLs per Papaya

C O N F I D E N T I A L Agenda Page 1 Situation overview 1 2 Valuation analysis 5 3 Appendix 12 P R O J E C T T R O P I C S

C O N F I D E N T I A L Discount rate analysis Discount rate summary Capital structure benchmarks Market Debt/ Cash/ Levered beta Relevered Company cap total cap market cap Barra Historical2 historical2 IPO Date Risk free rate1 0.7% Equity risk premium 7.25% — 8.25% Global Blood $4,067 2% 14% 1.154 1.655 1.673 Aug-15 Levered beta 1.15 — 1.80 Biohaven $3,933 7% 17% 1.304 1.537 1.511 May-17 Gw Pharmaceuticals $3,305 0% 14% 1.406 1.395 1.442 May-13 Cost of equity 9.0% —15.6% Revance $1,979 13% 25% 1.271 1.669 1.511 Feb-14 Selected cost of equity 9.5% 15.6% Intra-Cellular Therapies $1,250 0% 34% 1.409 1.776 1.821 Dec-13 Pre-tax cost of debt 9.2% Zogenix $1,238 0% 32% 1.154 1.092 1.124 Nov-10 Post-tax cost of debt 6.9% Esperion $963 0% 31% 1.250 1.463 1.475 Jun-13 Debt/total cap target 5.0% Mean 2% 26% 1.299 1.489 1.481 Calculated discount rate 9.4% —15.1% Median 0% 28% 1.288 1.500 1.493 Selected discount rate 10.0% —14.0% Papaya $867 14% 37% 1.373 1.275 1.187 Aug-15 Cost of equity vs. Debt/total cap target3 Cost of equity vs. Pre-tax cost of debt3 Cost of equity Cost of equity 9.5% 11.5% 13.5% 15.6% 9.5% 11.5% 13.5% 15.6% 1.0% 9.5% 11.5% 13.5% 15.5% ebt 8.2% 9.3% 11.3% 13.2% 15.1% p d a c 3.0% 9.4% 11.4% 13.3% 15.3% of 8.7% 9.4% 11.3% 13.2% 15.1% al t t 5.0% 9.4% 11.3% 13.2% 15.1% s o 9.2% 9.4% 11.3% 13.2% 15.1% t/toc b 7.0% 9.3% 11.2% 13.1% 15.0% x ta 9.7% 9.4% 11.3% 13.2% 15.1% De e—9.0% 9.3% 11.1% 12.9% 14.8% P r 10.2% 9.4% 11.3% 13.2% 15.2% Source: FactSet, Barra, J.P. Morgan estimates Note: Market data as of 8/27/20 12 P R O J E C T T R O P I C S ¹ U.S. 10-year treasury bond yield as of 8/14/20 ² Relevered historical beta is implied based on unlevering historical levered beta for each respective company based on their current capital structure and 5-year historical weighted average tax rate then subsequently relevering based on debt/total cap target of 5.0% and target marginal tax rate of 24.8% ³ Assumes pre-tax cost of debt of 9.2% based on Papaya current cost of 6 year term debt as of 6/30/20 and current implied spread to 10 year cost of debt, debt/total cap target of 5.0% and tax rate of 24.8%

CONFIDENTIAL

Summary of broker outlook for Papaya
For reference only

$mm, except per share data

Broker	Date	Rating	Target price	Valuation methodology	Revenue 2020E	Revenue 2021E	Revenue 2022E	Revenue 2023E	Revenue 2024E	Revenue 2025E	EBIT 2020E	EBIT 2021E	EBIT 2022E
Wedbush	08/13/20	Buy	$66.00	SoTP with 1-10x revenue multiple (discounted back at 20%/year)	$2	$48	$207	$632	$1,373	$2,005	($271)	($217)	($111)
Piper Sandler	08/17/20	Buy	$60.00	9x 2024E sales (discounted back at 20%/year)	$10	$152	$407	$758	$1,031	$1,271	($294)	($186)	$33
Roth	07/31/20	Buy	$50.00	SoTP DCF	$9	$128	$258	$412	$617	$827	($255)	($119)	($8)
Baird	07/31/20	Buy	$47.00	DCF (35% haircut to TV), 18x 2024-2030 average EPS, and SoTP	$7	$77	NA	NA	NA	NA	($306)	($270)	NA
RBC	08/04/20	Buy	$40.00	DCF	$15	$150	$308	$528	$688	$825	($270)	($158)	($23)
Cowen	08/04/20	Buy	$35.00	DCF	$3	$87	$242	$439	$657	$862	($292)	($224)	($79)
Cantor	07/30/20	Buy	$24.00	SoTP DCF	$3	$100	$230	$657	$1,030	$1,461	($278)	($192)	NA
Goldman Sachs	07/31/20	Hold	$18.00	DCF	$12	$104	$220	NA	NA	NA	($265)	($228)	($164)
Stifel	07/30/20	Hold	$18.00	SoTP DCF	$4	$69	$177	$350	$492	$591	($266)	($249)	($151)
HC Wainwright	07/31/20	Hold	$15.00	DCF and 25x 2030 EPS (discounted back at 20%/year)	$10	$160	$369	$668	$886	$914	($271)	($146)	$12
Credit Suisse	08/14/20	Hold	$14.00	SoTP DCF	$1	$33	$125	NA	NA	NA	($258)	($258)	($198)
Mean			**$35.18**		**$7**	**$101**	**$254**	**$556**	**$847**	**$1,095**	**($275)**	**($204)**	**($77)**
Median			**$35.00**		**$7**	**$100**	**$236**	**$580**	**$787**	**$888**	**($271)**	**($217)**	**($79)**
Max			**$66.00**		**$15**	**$160**	**$407**	**$758**	**$1,373**	**$2,005**	**($255)**	**($119)**	**$33**
Min			**$14.00**		**$1**	**$33**	**$125**	**$350**	**$492**	**$591**	**($306)**	**($270)**	**($198)**

Source: FactSet and research available to J.P. Morgan as of 8/27/20

PROJECT TROPICS

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CONFIDENTIAL

Illustrative sum-of-the-parts analysis

For reference only

Probability-adjusted sum-of-the-parts midpoint DCF analysis ($mm, except per share data)


$1,783
$266
$302
$258
$4
($462)
$179
$2,330
Pediatric Palforzia U.S.
Pediatric Palforzia EU
Adult Palforzia U.S.
Multi-nut U.S.
AIMab7195 U.S.
Unallocated expenses
Net cash
Total equity value

Implied equity value per share[1]:

$21.38	$3.19	$3.62	$3.09	$0.05	($5.55)	$2.15	$27.94

Implied equity value per share (100% PTRS – for reference only)[1]:

$23.33	$3.80	$7.63	$15.64	$5.66	($5.45)	$2.07	$52.67

Source: Company filings and Papaya Management

Note: Analysis shown for reference only; assumes mid-period discounting convention, fully diluted shares outstanding based on the treasury stock method; analysis includes impact of NOLs per Papaya Management

[1] All per share values calculated using FDSO implied by total equity value

Key assumptions summary

- DCF analysis based on Papaya Management projections through 2035E
- Assumes a royalty bearing partnership for Palforzia in the EU
- PTRS assumptions (to approval):
  - Pediatric Palforzia U.S.: 100.0%
  - Pediatric Palforzia EU: 80.0%
  - Adult Palforzia U.S.: 63.0%
  - Multi-nut U.S.: 25.0%
  - AIMab7195 U.S.: 10.0%
- Assumes U.S. tax rate of 25.0% and EU tax rate of 15.0%
  - Assumes U.S. federal NOL balance of $522.3mm as of 12/31/19, with $80.7mm subject to 382 limitation
- Discount rate: 10.0% – 14.0%
- Terminal growth rate: (40.0%) – (20.0%)
- Valuation date of 8/27/20
- Net cash balance of $179.1mm as of 6/30/20

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CONFIDENTIAL

Select recent biopharma M&A premia

For reference only

Premium to unaffected 1-day price (%) – For reference only


Median
2016–2020 70%
2016: 57%
2017: 74%
2018: 79%
2019: 73%
2020: 70%
37% 33% 55% 47% 73% 59% 118% 21% 159% 498% 75% 33% 91% 35% 79% 60% 400% 74% 20% 91% 64% 112% 69% 88% 68% 54% 182% 68% 67% 122% 68% 62% 79% 36% 112% 73% 45% 107% 107% 172% 2% 96% 142% 132% 57% 35% 70%
Target
BXLT BITI ANAC XNPT CPXX RLYP MDVN RPTP VTAE TBRA ARIA CLCD ATLN AKRX NDRM KITE DMTX RXDX SCMP JUNO BIVV ABLX CASC AVXS ARMO ECYT TSRO LOXO CMTA ONCE NITE ARRY ALDR DOVA RARX ACHN MDCO BOLD ARQL THOR DERM FTSV STML PTLA PFNX PRNB MNTA
Acquiror
SHPG ACOR PFE Arbor JAZZ GALN PFE HZNP AGN AGN Takeda LLY JNJ FRE Mitsubishi Tanabe GILD RARE Roche MNK CELG Sanofi Sanofi SGEN NVS LLY NVS GSK LLY Ipsen Roche BIIB PFE Lundbeck Sobi UCB ALXN NVS Astellas MRK SNY LLY GILD Menarini ALXN LGND Sanofi JNJ
Jan '16 Jan '16 May '16 May '16 May '16 Jul '16 Aug '16 Sep '16 Sep '16 Sep '16 Jan '17 Jan '17 Jan '17 Apr '17 Jul '17 Aug '17 Sep '17 Dec '17 Dec '17 Jan '18 Jan '18 Jan '18 Jan '18 Apr '18 May '18 Oct '18 Dec '18 Jan '19 Feb '19 Feb '19 Mar '19 Jun '19 Sep '19 Sep '19 Oct '19 Oct '19 Nov '19 Dec '19 Dec '19 Dec '19 Jan '20 Mar '20 May '20 May '20 Aug '20 Aug '20 Aug '20

Source: Company filings, press releases, FactSet

Note: Premiums based on unaffected stock prices prior to announcement, accounting for leaks; Bristol-Myers Squibb/Celgene, AbbVie/Allergan, and Takeda/Shire excluded from list given transaction size

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